COMMISSION FILE NO:

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form SB – 2

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

E-RENTER USA, INC.

(Formerly Haida Gwai, Inc.)

(Exact name of registrant as specified in its charter)

Colorado 0273 98 - 0219212
(State or other jurisdiction of (Primary Standard Industrial (IRS Employer incorporation or organization) Classification Code Number) Identification No.)

435 Martin Street, Suite 3140 Blaine, WA 98230

 (360) 332-0078

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Agent for Service: With a Copy to:
Guy Seeklus Joseph I. Emas
E-RENTER USA, Inc. Attorney At Law
435 Martin Street, Suite 3140 1224 Washington Avenue
Blaine, WA 98230 Miami Beach, Florida 33139
(360)332-0078 (305) 531-1174
(305) 531-1274 FAX
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [ ]

                         CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee [1]
Common Stock: $0.001 par value, to be registered by issuer	1,248,000	$0.25	$312,000	$ 36.72
Common Stock: $0.001 par value, to be registered by selling shareholders	248,000	$0.25	$62,000

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Minimum Offering Price per Unit	Proposed Minimum Aggregate Offering Price	Amount of Registration Fee
Common Stock: $0.001 par value, to be registered by issuer	1,248,000	$0.25	$75,000	$36.72

[1]Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

We will establish an escrow account and a minimum subscription of $75,000.  Should the minimum subscription of $75,000 not be reached all funds will be promptly returned to subscribers without deductions or interest. There is no minimum investment amount a subscriber must make in this offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

COMMISSION FILE NO:

SUBJECT TO COMPLETION

Prospectus

        , 2005

E-RENTER USA, INC.

1,248,000 shares of common stock to be sold by the registrant as issuer and by current shareholders.

This is the initial public offering of common stock of E-Renter USA and no public market currently exists for these shares.  E-Renter USA is offering for sale up to a minimum of three hundred thousand shares and a maximum of one million shares of its common stock on a "self-underwritten" best efforts basis at a price of $0.25 per share for a period of one hundred and eighty days from the date of this prospectus.

Price to Public                Underwriting Commissions                                 Proceeds to E-renter USA

Per Share                               0.25  per share                         0                                                                  0.25 per share

Minimum Offering  :           $0.25 per share

$0

      $75000

Maximum Offering:

  $0.25 per share

$0

                   $250,000

_____________________________________________________________________________________________

We will establish an escrow account and a minimum subscription of $75,000.  Should this amount not be reached all funds will be promptly returned to subscribers without deductions or interest. There is no minimum investment amount a subscriber must make in this offering. Upon achieving the minimum subscription, the proceeds of this offering shall be put to use by E-Renter USA upon receipt. See “Use of Proceeds” on page 11.

This Prospectus covers the proposed offer and sale of up to 1,000,000 shares of common stock of E-Renter USA, Inc. by the Company (consisting of a minimum of three hundred thousand shares ($75,000) and a maximum of one million shares ($250,000) at $0.25 per Share).  There is a minimum subscription of $75,000. The offering by E-Renter USA, Inc. will be open for a period of  one hundred and eighty days from the date of this prospectus.  The common stock will be sold through the officers and directors of the Company on a best efforts basis.

The selling shareholders’ offering is concurrent with the Company’s primary public offering.  . The prices at which the selling security holders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of our shares by the selling security holders.

The selling shareholders named in this prospectus are offering 248,000 shares of common stock at a fixed stated price of $0.25 until quoted on the OTC Bulletin Board, if ever, and thereafter at the Bulletin Board price. The Company will be offering its shares of common stock to potential subscribers at the price of $0.25 throughout the duration of this Offering.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that none of them has any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

The total costs of this offering, estimated at $______, shall be borne by us but the selling stockholders will pay all of their selling commissions, brokerage fees and related expenses.

This investment involves a high degree of risk.  See "Risk Factors" beginning on page 7.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. The SEC has not made any recommendations that you buy or not buy the shares.   Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

E-RENTER USA

Summary Information ………………….……………………….……………………………..     1

Risk Factors……………………………………………………………………………………..   4

Use of Proceeds…………………………………………………………………………….…   ...8

Determination of Offering Price………………………………………………………..………..  9

Dilution……………………………………………………………………………………………9

Selling Security Holders………………………………………………………………….……..  10

Plan of Distribution……………………………………………………..……………….……..…11

Legal Proceedings………………………………………………………………………………...15

Directors, Executive Officers, Promoters and Control Persons……………….……….…………15

Security Ownership of Certain Beneficial Owners and Management……………….…………...16

Description of Securities…………………………………………………………………..…….. 17

Disclosure of the Commission Position on the Indemnification

for Securities Act Liabilities….…………………………………………………………………   18

Organization Within Last Five Years………………………………………………….……….…18

Description of Business…………………………………………………………………………...19

Management's Discussion and Analysis or Plan of Operation……………………..……………..26

Description of Property………………………………………………………………….……...…29

Certain Relationships and Related Transactions………………………………………..…….…   29

Market for Common Equity and Related Shareholder Matters………………………………...….29

Executive Compensation………………………………………………………………………..…30

Financial Statements………………………………………………………………………………30

Changes In and Disagreements With Accountants on

Accounting and Financial Disclosure……………………………………………………………...45

Prospectus Summary

E-Renter USA, Inc. ("we", "us", "our” "the "Company") is a corporation formed under the laws of the state of Colorado on January 19, 2000.  Our principal offices are located in Blaine, Washington.

E-Renter USA is a credit reporting agency located in Blaine, Washington.  We provide data to businesses requiring tenant screening and employee screening as well as those concerns extending credit to individuals or companies.  We provide an online bundle of services to clients including a wide range of reports and additional online “value added” features such as fraud detection, declination letters and online submissions to collections.  While all of these services are presently available elsewhere to our present and potential clients, we eliminate the need to go to several different sources to get the information.  In other words, E-Renter provides an internet “one stop shopping” service at very reasonable rates.

E-Renter USA is in the development stage and has small but growing revenues.  Since inception, our president has concentrated his efforts on research and the establishment of relationships with the various agencies that supply different facets of information, of the market for our services and preparing our business strategy.  We have commenced operations, however the full implementation of our business strategy is reliant on our ability to raise capital in this offering. See “Risk Factors” and “Implementation of the Business Plan”

Name, Address and Telephone Number of Registrant

E-Renter USA

435 Martin Street, Suite 3140

Blaine, WA 98230

(360) 332-0078

The Offering

-Price per share offered $0.25
-Shares of common stock offered by the company 1,000,000
-Shares of common stock offered by selling shareholders 248,000
-Shares of common stock outstanding after the offering 6,248,000
(assuming all shares are sold)

-Use of proceeds – to fully implement our business plan and expose out internet services to as much of the potential market as possible, building a solid sustainable base of clients with online accounts as well as continued growth in the “one of” market.

SUMMARY FINANCIAL INFORMATION

The following is a summary of our financial data contained in this prospectus. This information reflects our operations for the period from January 19, 2000 (inception) through December 31, 2004 and are derived from, and are qualified by reference to, our financial statements which have been independently audited by Jewett Schwartz & Associates , our independent public accountant. The information below should be read in conjunction with our consolidated financial statements and notes included in this prospectus. Our historical operating results are not necessarily indicative of the results of any future period.

Summary Financial information

From January 19, 2000 (inception) through December 31, 2004

Balance Sheet Data

As of December 31, 2004

Cash and Cash Equivalents

 $26,557

Total current assets

$26,557

Total liabilities

$  8,980

Total stockholders’ equity

$19,407

Total additional paid in capital

$22,652

Deficit accumulated during the development stage         ($  9,993)

Total liabilities and stockholders’ equity

$28,387

Risk Factors

An investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment. In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.

Risks related to our business.

We have had losses since inception and expect such losses to continue for the foreseeable future.

E-Renter USA has limited revenues.  Costs were incurred when the business was set up and further costs were incurred as a result of developing marketing data for the services offered.  Even though our revenues are gradually increasing without the benefit of advertising, we still expect to lose money for an indeterminate period of time.  We will record losses until net proceeds from our services exceed our expenses.  Until these net proceeds are realized any and all reserved funds will be used up.  You should consider these facts carefully before investing.  Because we have had losses since inception and expect such losses to continue for the foreseeable future, there is no assurance of when, if ever, we will be profitable and therefore, you could lose your investment, particularly if all reserved funds are depleted and we cease operations.

We do not have  assets and are totally dependent upon the proceeds of this offering.

Through December 31, 2004, our funding has been limited to $ 24,800, an amount we estimate will be adequate to cover the costs associated with this filing and subsequent amendments.  Our assets are the concept and business plan, including the establishing of relationships with the various credit reporting background search organizations. We have done some primary development of marketing data during 1999.  Management estimates that total expenses for the year following the completion of this offering will amount to approximately $160,000 or 64% of the total maximum proceeds from this offering.  Other than the shares offered by this prospectus no other source of capital has been identified or sought after.

If we are not successful in raising sufficient capital through this offering we will be faced with several options:

1.

cease operations and go out of business;

2.

seek after alternative, acceptable sources of capital;

3.

bring  in additional capital that may result in a change of control; or

4.

identify a candidate for acquisition that seeks access to the public marketplace and its sources of financing.

In the event of any of the above circumstances you could lose a substantial part or all of your investment, particularly if we cease operations and go out of business.   There can no assurances that the maximum capital raised in this offering will be sufficient to fund our business plan or that we will be profitable as a result.  Failure to raise sufficient capital or find additional funding would have a material adverse effect on our business, financial condition and operating results and have a material adverse effect on the value of your shares of our common stock.

We are dependent on our directors and officers who will not devote full time and attention to our affairs.

Our officers and directors are husband and wife and will devote whatever portion of their time to our affairs as necessary, currently estimated to be no more than fifteen hours per week.  Once we are fully funded, our president and CEO, Guy Seeklus will devote all his time to our business.  If we should lose his services it may hamper our ability to put our business plan into effect and as a result your stock could become worthless.  We will be heavily dependent on this one director for the success of our enterprise.  His inability to act for any reason could seriously harm the business and your investment, resulting in a possible loss of profits and decrease or loss in your investment.

In the event our officers and directors are unable to perform services on our behalf, we would need to seek one or more alternative officers and directors.  Any delay or our inability to find such an alternative officer and director may cause us to cease operations and, accordingly, not generate the revenue needed to commence or maintain operations.  As a result, there would be a material adverse effect on our business, financial condition and operating results and have a material adverse effect on the value of your shares of our common stock.

We have no employment agreement with either of our officers and directors and there can be no assurance that they will continue to manage our affairs in the future.  Should one or both encounter health problems or worse, this would result in a very negative effect on our business and cause a corresponding negative effect on your investment.  There are no assurances that we can or will develop another key person to replace our officers and directors.  This could result in an adverse effect on our business and operation and will likely have a materially adverse effect on our business, financial condition and operating results, all of which may result in a complete loss of your investment.

Our directors and control persons own 53% of our outstanding common stock.

Because our directors and control persons are husband and wife and are judged to be, in effect, one person concerning their beneficial owner ship of our outstanding common stock, presuming all the shares of common stock in this offering are sold, they will own some 53% of the issued and outstanding common stock and will have the power to make and control corporate decisions that may be disadvantageous to other shareholders.  Guy Seeklus and Brenda Menkis, provided they vote in unison, will have total control in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Seeklus and Ms. Menkis may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.  Conflicts in corporate decisions may result in the company being unable to make timely business decisions, and, consequently, have a material adverse effect on our business, financial condition and operating results, all of which may result in a complete loss of your investment.

Landlords, management companies and employers may fail to see the value of our services and decline to use them.

Like most services we are entirely dependent on someone valuing the service we render enough to justify the expenditure it requires.  Landlords, accustomed to conducting their own research on prospective tenants, may feel that a more thorough investigation is an unnecessary expense.  Management companies, overseeing multiple rental properties, may have their own department doing their tenant checks and prefer to have in house people doing the research.  Employers may have alternate methods of judging a potential employee’s suitability and not perceive the value in what we have to offer. Should any or all of the aforementioned groups decide that they cannot or will not afford our services we would accumulate operating deficits that would eventually cause us to cease operations.  Please consider these points carefully when thinking of investing.  Such a failure to accept our services may materially and adversely affect our business, financial condition and results of operations and result in decreased or negligible revenues, which, in turn, may result in the entire loss of your investment, particularly if we cease operations.

Risks relating to the securities market

Our common stock has no market, there is no liquidity and resale of your shares may be difficult.

There is presently no demand for the common stock of our company.  There is presently no   public market in the shares. While we intend to apply for a quotation on the Over the Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. Should our application be approved, the trading market price of our common stock may decline below the price at which it was sold.  If a market should develop, the price may be highly volatile. In addition, an active public market for our common stock may not develop or be sustained, resulting in a loss on your investment. If selling stockholders sell all or substantial amounts of their common stock in the public market (see "Selling Stockholders"), the market price of our common stock could fall.   There are no restrictions on our selling shareholders, and, therefore, any large sale of our common stock the value of the remaining shares of common stock held by other investors could be substantially reduced, resulting in a loss on their investment.

Our shares will be "Penny Stocks" which are subject to certain restrictions that could adversely affect the liquidity of an investment in us.

We intend to initially trade our common stock in the over-the-counter market.  The stock price will likely be at less than $5.00 per share. Such shares are referred to as "penny stocks" within the definition of that term contained in Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended. These rules impose sales practices and disclosure requirements on certain broker-dealers who engage in certain transactions involving penny stocks.  These additional sales practices and disclosure requirements could impede the sale of our securities, including securities purchased herein, in the secondary market.  In general, penny stocks are low priced securities that do not have a very high trading volume.   Consequently, the price of the stock is volatile and you may not be able to buy or sell the stock when you want.  Accordingly, the liquidity for our securities may be adversely affected, with related adverse effects on the price of our securities.

Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or “accredited investor" (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities.  A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The market price for our common shares will be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our common shares will be characterized by significant price volatility once we are trading on the OTCBB, when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The anticipated volatility in our share price can be attributable to a number of factors. First, as noted above, our common shares will likely be sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common shares in the foreseeable future. We may not have enough funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends.

Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material adverse effect on our results of operations.

As discussed in the preceding risk factor, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

We are subject to the certain anti-takeover provisions under Colorado law which could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

As a Colorado corporation, we are subject to certain provisions of the Colorado General Corporation Law that anti-takeover affects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our Board of Directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

	Sale of 100% of Issuer Stock Offered	Sale of 50% of Issuer Stock Offered	Sale of 30% of Issuer Stock Offered
Gross Proceeds	$250,000	$125,000	$75,000 (minimum)
Use of Proceeds
Start-up Costs*	$15,000	$15,000	$ 5,000
Direct Mail	$10,000	$10,000	$10,000
Telemarketing	$50,000	$30,000	$20,000
Internet Marketing	$60,000	$30,000	$10,000
Sales Representatives	$40,000	$20,000	$10,000
Website Development	$20,000	-0-	-0-
Working Capital	$55,000	$20,000	$20,000
TOTAL PROCEEDS	$250,000	$125,000	$75,000

Start-up Costs

Hiring and training of office personnel; additional computers and office equipment; and office lease.

Direct Mail

Purchase business related mailing lists; printing; mail house sorting; postage; and inbound call center.

Telemarketing (Outbound)

Purchase phone lists; balance to professional call center @ $ 25 per hour.

Internet Marketing

$10,000 per month for six months (ie Google and Overture)

Sales Representatives

A total of ten Sales Representatives will be hired the first year on a draw-against-commission basis.

Web Development

Development of sites to attract clients to expanded services.

As the three scenarios above indicate:

▪

We will not have sufficient funds to ideally expand operations unless substantially all of the 1,000,000 common shares being offered by us are purchased;

▪

If we only sell 500,000 common shares, our start up costs would remain the same but our telemarketing, Internet Marketing and hiring of Sales Representatives would be reduced, website development would be discarded and working capital would be restricted;

▪

If we sell only 300,000 of our common shares (our minimum) all areas of our business would necessarily be scaled back or eliminated, probably resulting in reduced revenues, endangering our working capital and our ability to deal with unanticipated expenses and contingencies.

Determination of Offering Price

The offering price of this issue was set in a purely arbitrary manner.  We determined the amount of money needed to start the business, added a contingency amount, allowed for printing costs and possible commissions if a broker/dealer should become involved with the sale to the public of this issue.  We also took into account the resultant number of shares in the "float", i.e. the number of shares available to be traded.  The final consideration was the perceived market capitalization (the theoretical total worth of the shares of E-Renter USA if they were all sold at a specific price at the same time).

Dilution

E-Renter USA, Inc., prior to this offering has 5,248,000 shares of stock issued and outstanding.  248,000 shares of this amount are being qualified for sale by present shareholders as part of this registration statement.

On January 5, 2005 Inge Kerster surrendered 1,500,000 of her 2,500,000 shares for cancellation.

The following table illustrates the difference between the price paid by present shareholders and the price to be paid by subscribers to this offering.

	Price Paid	Percentage of Consideration (50% Subscription)	Percentage of Consideration (100% Subscription)	Percentage of Shares Held (50% Subscription)	Percentage of Shares Held (100% Subscription)
Present Shareholders	$0.006	19.05	10.53	91.31	84.00
Investors in This Offering	$0.25	80.95	89.47	08.69	16.00

The following table will show the net tangible value of the shares before and after shares are subscribed in this offering.

Before

After 50%

After 100%

Offering

of Offering

of Offering

-Net tangible book value $ 0.004 $ 0.025 $ 0.043

-Increase in net NA $ 0.021 $ 0.039
tangible book value

-Dilution factor NA $ 0.23 $ 0.21

The above table indicates that the net tangible book value of Elderwatch is $.003 cents.  If half of this offering is subscribed to, you would lose 23 cents value of the 25 cents you paid.  If all of the offering were completed you would still lose 21 cents of the 25 cents you invested.

Selling security holders

The following table presents information regarding the selling security holder. Unless otherwise stated below, to our knowledge no selling security holder nor any affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. None of the selling security holders are members of the National Association of Securities Dealers, Inc. The selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations.

Other than the costs of preparing this Prospectus and a registration fee to the Securities and Exchange Commission, we are not paying any costs relating to the sales of shares of our common stock by the Selling Shareholders. Each of the Selling Shareholders, or their transferees, and intermediaries to whom such securities may be sold may be deemed to be an "underwriter" of the common stock offered in this prospectus, as that term is defined under the Securities Act. Each of the Selling Shareholders, or their transferees, may sell shares of our common stock from time to time for their own account in the open market at the prevailing prices, or in individually negotiated transactions at such prices as may be agreed upon. The net proceeds from the sale of shares of our common stock by the Selling Shareholders will inure entirely to their benefit and not to ours.

The Shares may be offered for sale from time to time in regular brokerage transactions in the over-the-counter market, or through brokers or dealers, or in private sales or negotiated transactions, or otherwise, at prices related to the then prevailing market prices. Thus, they may be required to deliver a current prospectus in connection with the offer or sale of their shares of our common stock. In the absence of a current prospectus, if required, these shares of our common stock may not be sold publicly without restriction unless held by a non-affiliate for two years, or after one year subject to volume limitations and satisfaction of other conditions. The Selling Shareholders are hereby advised that Regulation M of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 will be applicable to their sales of these shares of our common stock. These rules contain various prohibitions against trading by persons interested in a distribution and against so-called "stabilization" activities.

The Selling Shareholders, or their transferees, might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 and any profit on the resale of these shares of our common stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.  Any sale of these shares of our common stock by Selling Shareholders, or their transferees, through broker-dealers may cause the broker-dealers to be considered as participating in a distribution and subject to Regulation M promulgated under the Securities Exchange Act of 1934, as amended. If any such transaction were a "distribution" for purposes of Regulation M, then such broker-dealers might be required to cease making a market in our equity securities for either two or nine trading days prior to, and until the completion of, such activity.

The Selling Shareholders named in this prospectus are offering all of the                  shares of common stock offered through this prospectus. None of our selling share holders are broker-dealers or have any affiliation with any broker dealers.

The selling shareholders named in this prospectus are offering all of the 248,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation D of the Securities Act of 1933. None of our selling share holders are broker-dealers or have any affiliation with any broker dealers.

The following table provides as of April 15, 2005 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;

  2.  the percentage owned prior to the offering;

  3.  the total number of shares that are to be offered for each;

4.

the total number of shares that will be owned by each upon

      completion of the offering; and

   5.the percentage owned by each upon completion of the offering.

Name of selling stockholder	Shares of common Stock beneficially owned prior to offering	Percent of Common Stock owned prior to offering (1)	Shares of common stock to be sold	Shares of common Stock owned After offering(2)
Edward D. Duncan	10,000	*	10,000	-0-
Robert McKenzie	10,000	*	10,000	-0-
Paul T. McKenzie	10,000	*	10,000	-0-
Nancy Travis	10,000	*	10,000	-0-
Michael Travis	10,000	*	10,000	-0-
Famlico Investments, Inc.	198,000	3.78	-0-	-0-

Famlico Investments, Inc. is a holding company owned completely by the five adult Kerster children.  They collectively and individually disclaim any beneficial ownership with Inge L.E. Kerster, the founder and former president of E-Renter USA, Inc.

*less than one percent

(1)          Based on 5,248,000 shares of common stock issued and outstanding as of April 15, 2005.

(2)

Assumes the sale of all shares registered by each selling shareholder.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

Plan of Distribution

Plan of Distribution for the Company.

General

We will attempt to sell a maximum of 1,000,000 shares of our common stock to the public on a “self underwritten” basis. The Company must receive a minimum of subscriptions for 300,000 shares or $75,000.  The Company shall have the initial subscriptions placed in a non-interest bearing escrow account until such minimum subscriptions are reached or, in the event the minimum subscriptions are not reached, returned to the investors. There can be no assurance that any of these shares will be sold. Our gross proceeds will be $250,000 if all the shares offered are sold. Neither we nor our officer or directors, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of the shares.  The Escrow Agreement (as described below) and the form of Subscription agreement are filed as exhibits.

This is a self-underwritten offering.  This prospectus is part of a registration statement that permits the officers and directors of E-Renter USA to sell directly to the public, with no commission or other remuneration payable.  At the discretion of the Board of Directors an underwriting contract may be entered into with one or more broker/dealers on a "best efforts" or firm-commitment basis. In this case, commissions and expenses within the guidelines of the NASD would be negotiated.  We will be required to halt sales and file a post-effective amendment to this prospectus outlining the payment to the broker/dealer(s).  There are no plans or arrangements to enter a contract to sell with a broker/dealer.

Management has plans to buy shares of common stock in this offering.  However, no subscription by a member of management will be accepted for or credited to the minimum subscription amount.

No public market currently exists for shares of our common stock.  We intend to apply to have its shares traded on the Over-the-Counter Bulletin Board.

Our president and CEO, Guy Seeklus will be the only person authorized to offer the securities on our behalf and will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Seeklus:

o

will not be subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation: and

o

will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

o

will not at the time of his participation be an associated person of a broker or dealer;

o

meets the conditions of paragraph Rule 3a4-1(a)(4)(ii) of the Act in that the person offering securities will have substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and the associated person was not a broker or denier, or an associated person of a broker or dealer, within the preceding 2 months; and the associated person does not participate in selling all offering of securities for any issuer more than once every 12 months.

The offering by us and the offering by our selling shareholders will be held concurrently and the price will be the same for both offerings.

The Escrow Account

We have established an escrow account with our attorney, Joseph I. Emas (who will act as Escrow Agent), wherein funds will be held until such time as the minimum offering amount of 300,000 shares of our common stock at a price of $0.25 per share has been subscribed for. Prior to the completion of the minimum offering, subscribers shall have their payments deposited into the Escrow Agent’s non-interest bearing attorney’s account. If we do not complete the minimum offering within 90 days from the effective date of this prospectus, the Escrow Agent shall forthwith promptly return each subscriber’s respective subscription funds. If we complete the minimum offering within 90 days from the effective date of this prospectus and provide the Escrow Agent with certificates representing the shares of common stock subscribed for by the subscribers, the Escrow Agent shall forthwith release the subscription funds to us.

Plan of Distribution for the Selling Shareholders.

The cost of the Offering and the cost of the offering expenses to be paid by the Company, on behalf of the selling shareholders is estimated at a total of $ 24,600 and will be paid by the Company.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.

On such public markets or exchanges as the common stock may  from time to time be trading;

2.

In privately negotiated transactions;

3.

Through the writing of options on the common stock; or

4.

In any combination of these methods of distribution.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders are required to sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal.  Any  broker or dealer participating in such transactions as agent may receive  a  commission from  the  selling  shareholders, or, if they act as agent  for  the purchaser of  such common stock, from such  purchaser.  The selling shareholders will likely pay the usual and customary brokerage fees for such services.  Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.   If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

In connection with distributions of the shares, the selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholders also may sell the shares short and deliver the shares to close out such short positions. The selling stockholders also may enter into options or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, which may then resell or otherwise transfer such shares. The selling stockholders also may loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default may sell or otherwise transfer the pledged shares.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We are bearing all costs relating to the registration of the common stock, including those costs incurred on behalf of the selling shareholders.   The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of their shares.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to  time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny  stocks are generally equity securities with a price of less  than $5.00  (other than securities registered on certain national  securities exchanges  or  quoted on the NASDAQ system, provided that current  price and  volume  information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of  penny  stock makes  it  more difficult for a broker-dealer to sell the stock  into  a secondary  market,  which makes it more difficult  for  a  purchaser  to liquidate  his  or  her investment.  Any broker-dealer  engaged  by  the purchaser  for  the  purpose of selling his  or  her  shares in us will be subject to rules 15g-1 through  15g-10  of  the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a  penny  stock  not  otherwise  exempt  from  those  rules,  deliver  a standardized risk disclosure document prepared by the Commission, which:

o

contains a description of the nature and level of risk in  the market for penny stocks in both public offerings and secondary trading;

o

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of  the Securities Act of 1934, as amended;

o

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"  prices for penny stocks and the significance of the spread between the bid and ask price;

o

contains a toll-free telephone number for inquiries on disciplinary actions;

o

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

o

contains such other information and is in such form  (including language, type, size, and format)  as the Securities and  Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

1.

with bid and offer quotations for the penny stock;

2.

the compensation of the broker-dealer and its salesperson in the transaction;

3.

the number of shares to which such bid and ask prices apply, or

4.

other comparable information relating to the depth and liquidity of  the market for such stock; and

5.

monthly account statements showing the market value of each penny stock held in the customer’s account.

In  addition, the penny stock rules require that prior to a  transaction in  a  penny  stock not otherwise exempt from those rules;  the  broker-dealer must make a special written determination that the penny stock is a  suitable  investment  for the purchaser and receive  the  purchaser's written acknowledgment of the receipt of a risk disclosure statement,  a written  agreement to transactions involving penny stocks, and a  signed and  dated  copy  of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

The offerings by us and the offering by our selling shareholders will be held concurrently and the price will be the same for both offerings.

Terms of the Offering

The selling shareholders’ offering is concurrent with the Company’s primary public offering.  The selling shareholders named in this prospectus are offering 248,000 shares of common stock at a fixed stated price of $0.25 until quoted on the OTC Bulletin Board, if ever, and thereafter at the Bulletin Board price.

The completion of the offering is subject to the Company receiving minimum aggregate subscriptions for 300,000 shares of common stock in the capital of the Company at a price of $0.25 for gross proceeds of $75,000.  In connection with the Offering, an escrow fund has been established to secure investors’ funds until the earlier of the completion of the Minimum Offering of 300,000 shares or the termination of the Offering on the date that is 90 days from the date of this prospectus.  The maximum offering is 1,000,000 shares of common stock in the capital of the Company at a price of $0.25 for gross proceeds of $250,000.  The Offering will terminate (i) once all subscriptions for the maximum offering are received and accepted or (ii) 90 days from the date of this prospectus.

Blue Sky

The Company intends to sell the common stock in Florida, New York, Washington and Colorado.

The selling shareholders intend to sell their common stock in Florida, New York and Colorado.

The company will register the common stock for sale in Florida, New York and Colorado or rely on an exemption from state registration.  No shares of common stock have been registered as of this date.

Legal Proceedings

We are not aware of any legal proceedings that have been or are currently being undertaken for or against E-Renter USA, Inc. or is any contemplated.

Directors, executive officers, promoters and control persons.

The directors and executive officers currently serving E-Renter USA are as follows:

Name

Age

Positions Held and Tenure

Guy Seeklus

47

President and director since

November 2004

Brenda Menkis

47

            Secretary/Treasurer/ Principal Accounting Officer since November 2004

The directors named above will serve until the first annual meeting of E-Renter USA, Inc. stockholders.  Thereafter directors will be elected for one-year terms at the annual stockholders' meeting.  Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.  There is no arrangement or understanding between the director and officer of E-Renter USA and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

Business Experience

All of our directors serve until their successors are elected and qualified by our shareholders, or until their earlier death, retirement, resignation or removal. The following is a brief description of the business experience of our executive officers, director and significant employees:

Guy Seeklus MBA, President and Chief Executive Officer

Mr. Seeklus is a co-founder of E-Renter USA Ltd and is involved in the day-to-day activities of the business as President and Chief Executive Officer since inception (July 2003). In addition to his duties as president he will also direct the sales and marketing effort.

From August 1998 to July 2004 he was a management consultant working for the Business Development Bank of Canada.

From September 1999 to present Mr. Seeklus acts as a consultant to the Workers Compensation Board of British Columbia evaluating business plans for the Board those recipients of compensation wishing to be in business for themselves and off the rolls.

From April 1985 through April 1997 he was employed by the Emco Distribution Group, a large wholesale plumbing and heating distributor as Western Canada Marketing Manager.

Mr. Seeklus has an MBA from the University of Western Ontario and a Diploma in Sales and Marketing from the University of British Columbia.

He also teaches Strategic Management in the City University MBA program.

Brenda Menkis BA, JD, Secretary/Treasurer and Chief Financial Officer

Ms. Menkis is the wife of Guy Seeklus and co-founder of E-Renter USA Ltd. She has been involved in the day to day activities of the business since inception.

From July 1993 to July 1993 she was employed by Menkis Enterprises in administrative and property management.

Ms. Menkis worked as a licensed realtor for several years in the Vancouver area selling properties built by Menkis Construction.

She is a graduate of the California Western School of Law.  Her focus is primarily on administration and she will continue to manage the inside staff and day to day operations.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this registration statement, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding common stock of E-Renter USA  Also included are the shares held by all executive officers and directors as a group.

Number of

Percent of

Shares Owned

 Name and Address                                                 Beneficially*

Class Owned*

Guy Seeklus

2,000,000

      29.64

435 Martin Street

Suite 3140

Blaine, WA 98230

Brenda Menkis

2,000,000

      29.64

435 Martin Street

Suite 3140

Blaine, WA 98230

Inge L. E. Kerster

1,000,000

       37.05

15998 SW 13th Street

Pembroke Pines, FL 33027

All directors and executive

Officers as a group (two persons)

 4,000,000

        59.28

In the event all the shares of common stock are sold in this offering, Mr. Seeklus, Ms. Menkis and Ms. Kerster would have a combined total of 5,000,000 of the 6,248,000 shares of common stock issued and outstanding, or 80%.

Conflicts of Interest

Our officers and directors will only initially devote a small portion of their time to the affairs of E-Renter USA currently estimated to be no more than fifteen to twenty hours per week.  There will be occasions when the time requirements of the business conflict with the demands of his other business and investment activities and we may need to employ additional personnel.  If this happens, we cannot be sure that good people will be available and if they are available, we can get them at a price we can afford.

There is no procedure in place, which would allow our officers and directors to resolve potential conflicts in an arms-length fashion.  We must rely on them to use their discretion to resolve these conflicts.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation paid over the past three fiscal years with respect to our "named executive officers" as that term is defined by the under the Securities and Exchange Act of 1934.

	Annual Compensation			Long Term Compensation
				Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compen- sation
Guy Seeklus	2004	--	--	--	--	--	--	--
	2003	--	--	--	--	--	--	--
	2002	--	--	--	--	--	--	--

Brenda Menkis	2004	--	--	--	--	--	--	--
	2003	--	--	--	--	--	--	--
	2002	--	--	--	--	--	--	--

Executive compensation

No officer or director of E-Renter USA, Inc. has received any remuneration.  Some reimbursement of expenses has been made from the very limited revenues of E-Renter USA Ltd.  Although there is no current plan in existence, it is possible that E-Renter USA, Inc. will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of the business plan.  See “Certain Relationships and Related Transactions”.  We have no stock option, retirement, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

Options and Stock Appreciation Rights Grant Table

There were no grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2004.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

We did not have any outstanding stock options or stock appreciation rights at end the fiscal year ended December 31, 2004.

Long-Term Incentive Plan Awards Table

We do not have any Long-Term Incentive Plans.

Compensation of Directors

We currently have two directors. Our current compensation policy for our directors is to compensate them through options to purchase common stock as consideration for their joining our board of directors and/or providing continued services as a director. We do not currently provide our directors with cash compensation, although we do reimburse their expenses. No additional amounts are payable to the Company's directors for committee participation or special assignments. There are no other arrangements pursuant to which any director was compensated during the Company's last completed fiscal year for any service provided as director.

Description of securities

Common stock.

The Articles of Incorporation of E-Renter USA authorize the issuance of 100,000,000 shares of common stock, $0.001 par value.  Each holder of record of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote.  The Articles of Incorporation do not permit cumulative voting for the election of directors.

Holders of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds.   In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets available to stockholders after distribution is made to the preferred shareholders, if any.

Holders of common stock have no preemptive, conversion or redemptive rights.  All of the issued and outstanding shares of common stock are, and all un-issued shares when issued will be duly authorized, validly issued, fully paid, and non assessable.  If additional shares of E-Renter USA common stock are issued, the relative interests of then existing stockholders may be diluted.

Preferred Stock

The Articles of Incorporation of E-Renter USA authorize the issuance of 10,000,000 shares of preferred stock, $.001 par value. The Board of Directors is authorized to issue preferred shares from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as common stock.  No preferred stock has been issued.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Amendment of our Bylaws

Our bylaws may be adopted, amended or repealed by the affirmative vote of a majority of our outstanding shares. Subject to applicable law, our bylaws also may be adopted, amended or repealed by our board of directors.

Transfer Agent

E-Renter USA is currently serving as its own transfer agent, and plans to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities.  Should E-Renter USA securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

Indemnification of Officers and Directors

As permitted by Colorado law, the Articles of Incorporation of E-Renter USA, Inc. provide that it will indemnify its directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Colorado, E-Renter USA's Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the laws and statutes of the State of Colorado or any transaction from which a director receives an improper personal benefit.  This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission Position on Indemnification for Securities Act liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling E-Renter USA pursuant to provisions of the State of Colorado, E-Renter USA has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization within the last five years

E-Renter USA, Inc. was incorporated in the State of Colorado on January 19, 2000 under the name Haida Gwai, Inc.  On November 22, 2004 we entered into an agreement with Guy  Seeklus and Brenda Menkis, sole shareholders in E-Renter USA Ltd. to acquire all of the issued and outstanding shares in that corporation in exchange for four million (4,000,000) shares of the common stock of Haida Gwai, Inc. Inge Kerster, the sole officer and director of Haida Gwai, Inc. from inception until November, 22, 2004 agreed to affect a name change from Haida Gwai, Inc. to E-Renter, USA, Inc. and then resign as an officer and director.  E-Renter USA Ltd. would become a wholly-owned subsidiary of E-Renter USA, Inc. It was agreed that Ms. Kerster would retain a portion of her shareholdings and arrange for the balance of the approximately $25,000 that was estimated to be needed to file this registration Statement and subsequent amendments.  Until the share exchange with the stockholders of E-Renter USA Ltd. we had no revenues.  Our subsidiary, E-Renter USA Ltd. has begun to generate revenues, mainly through unsolicited response to its website.  We hope to seriously expand both sales and the scope of services available to potential clients if we accomplish at least a portion of this offering.  There is no assurance that we will be able to realize the minimum subscription of $75,000 (300,000 shares) or more and if we are successful we will be able to realize any significant increase in revenues.

Description of business

E-Renter USA Ltd is a credit reporting agency located in Blaine Washington.  The company provides data to businesses engaged in tenant screening, employee screening and the extension of credit to consumers or businesses.  E-Renter provides an online bundle of services to clients including a wide range of reports as well as additional online "value added" features such as fraud detection, declination letters and collections.

Company History – E-Renter USA Ltd.

The original E-Renter concept was created in 1999 and was intended to be an online bundle of services for property managers and landlords.  The families of both principals are owners of revenue property and based on first hand experience it was thought that there must be an easier way.  The core concept was to incorporate a web portal with central access to online advertising of rental property, online submission to collection agencies, online access to credit reports, a forms library and online access to legislation.  The first version of E-Renter was a web site which advertised an apartment building owned by Brenda Menkis's family.  Ads were run listing only the URL and positive results were demonstrated.

Based on the success of the web site as a property rental tool a company was incorporated in Vancouver BC in 2000 under the name E-Renter Services Limited.  Significant effort and resources were put into web development and the first portal sight was launched.  The company attended the Tradex Building Show in 2001 where our beta site was shown to property managers who were asked for feedback.  Based on their comments significant changes were made and the most common response was that "it was all very nice but they were really just interested in the credit reports".  At that time few building managers had internet access and high speed DSL or ADSL was not widely available.  In the fall of 2001 E-Renter Services Limited became a licensed credit reporting agency in British Columbia. The initial marketing effort was based in Vancouver and sales were minimal.

In 2002 sales continued to be minimal but we began to generate sales from the US.  By 2003 it became obvious that the market for our services was in the US and that our marketing efforts and resources should be focused there.  A decision was made to incorporate in Washington State as a new company under the name E-Renter USA Ltd and to operate exclusively as a US company.  For pricing and regulatory issues we maintained the relationship with Equifax Canada.  In the fall of 2003 were able to open an account with Equifax LLC in Atlanta.  We also opened accounts with various service providers which allowing us to increase our product offering and price points.  By the summer of 2004 we were recognized by a second Credit Bureau (Experian) and we are currently in the process of opening an account with TransUnion.

Services

E-Renter provides information services that allow our customers to make informed business decisions which reduce their risk and liability. Our services include:

•

Consumer Credit Reports

•

Employee Credit Reports

•

Business Credit Reports

•

Criminal Convictions Reports

•

Registered Sex Offender Reports

•

Unlawful Detainer (Evictions) Reports

•

Driving Records

•

Online Submissions to Collections

•

Deed Records

•

Assessor Records

•

Bankruptcy Reports

•

UCC Reports

E-Renter USA Ltd does not engage in the collection of the information we sell.  All products are purchased from a wide range of service providers with some redundancy built into our choice of service providers.  Our primary value to our customers is in the combined bundle of services we can offer them via a single interface.  The company's clients are typically smaller businesses and landlords who would not have access to our wide range of services and who would need to open multiple accounts to obtain our complete range of services.  Our buying power allows us to sell credit reports to smaller landlords for approximately half of what they would pay if they purchased reports directly from a credit bureau.

Market Analysis Summary

The market for our service consists of the following broad segments:

•

Tenant Screening - renting or leasing residential or commercial property

•

Employee Screening - background checks before hiring

•

Financial Services - any business extending credit to a consumer or business

 Market Segmentation

In the following segments our market is national in scope.  We currently have the ability to open an account anywhere in the country with all due diligence performed within a 72 hour period.  For a slightly additional cost accounts can be opened within 24 hours.  In each of the following segments we have the ability to offer clients a comprehensive solution for their credit, screening and collection needs.

Property Management Companies: Firms engaged exclusively in property management are the primary target market for E-Renter.  Our total service offering is specifically tailored to this segment.  This group is professional in their approach and are open to new methods of conducting business that reduce costs and improve their service offering.

Small to Medium Property Owners: This segment is defined as owners/operators of rental units, usually residential, and usually over 25 units.  This segment is also extremely cost conscious and will be receptive to using our services to reduce costs, reduce risk and reduce bad debt.

Commercial Real Estate Companies: This segment is involved in leasing commercial, retail, and warehouse and office space.  They are less price sensitive and primarily focused on speed of setup and total service offering.

Public Storage Companies: This segment is involved in the monthly rental of storage space to consumers and businesses.  Our screening services very attractive to this group as are the online submission to collections.

Small to Medium Businesses: This broad segment is typically engaged in the hiring of employees and the potential extension of credit to consumers or business as well as the occasional submission to a collection agency.

	2004	2005	2006	2007	2008
Potential Customers		Est	Est	Est	Est
Property Management Companies (65310200 D&B)	29,427	30,000	30,600	31,200	32,000
Small to Medium Property Owners (651303 Info USA)	100,588	102,600	104,600	106,700	108,800
Public Storage Companies (422503/422604 Info USA)	45,019	45,900	46,800	47,700	48,700
Small to Medium Business (10 - 500 Employees D&B)	2,099,116	2,120,000	2,162,000	2,205,000	2,249,000
Commercial Real Estate Companies (62310104 D&B)	11,184	11,400	11,600	11,800	12,000
Total	2,285,334	0	0	0	0

Implementation of the Business Plan

Marketing Strategy

An overview of our marketing strategy over the next year includes the following activities:

o

Flyer Campaign - sample mailings have been done in August with positive results.  Flyers have been professionally designed, mail lists have been purchased, and a mailing house has been engaged to mail as required.  A call center has been engaged to offer 24/7 response to clients calling in to open an account. (1.800.763.9356)

o

Telemarketing - the same call center that handles our inbound calls will be engaged to handle an outbound telemarketing campaign to activate clients.

o

CPC (Internet) - a more aggressive marketing effort will be undertaken utilizing Google and Overture pay per click advertising.

o

Sales representatives - a total of ten sales representatives will be hired over the next year for the purpose of making direct sales calls in key urban centers.

o

Specialized website targeted to specific online reports

1.

Flyer Campaign
Using purchased mailing lists we intend to direct targeted mailings to specific groups (by SIC Code) with flyers tailored to show the availability of reports specific to their state and listing the counties for which we have criminal and evictions data.  In addition to tenant screening and employee screening, these mailings will also promote our other online reports such as property deed records, assessor reports, criminal background checks, etc.

2.

Telemarketing
One of our key objectives over the next twelve months is to activate 1,000 online clients who will become members and purchase reports directly through our login.  In addition to responses to flyers, we intend to contact targeted lists of property management companies, apartment building owners and small business owners to promote our business. The same web interface that we developed for inbound calls will be used by the outbound telemarketers.  This interface allows the operator to enter the client information into a data base which formats the membership application and sends the membership application to the prospect by fax or email with the fields already filled in.  All they need to do is sign, attach the necessary documents and fax back.  Upon receipt of the signed application and documents, and a satisfactory review, the same software allows us to request an onsite inspection from a third party service provider.

3.

CPC (Internet) Marketing
Substantial traffic and business has been generated from Google and Overture through pay per click advertising.  Additional funds will be directed to increase advertising through this medium.  We estimate that over 40% of our business is from repeat customers brought to us through this method of advertising.  Based on the "life time value of a customer" we find this very cost effective.

4.

Sales Representatives
Despite the high tech nature of our business we clearly recognize that the most basic form of marketing is also the most effective in that sense that nothing beats a sales representative making a face to face presentation.  As described in the following section, we intend to initially hire ten sales representatives in key areas that will actively call on prospects and maintain relationships with key accounts.

5.

Specialized web sites.
We will roll out a series of "specialized web sites" which offer instant online reports to specific markets.  Several domain names have been registered including www.CriminalData.com, www.CriminalFacts.com, www.SexOffenderData.com, www.DeedRecord.com, www.assessorrecord.com.  In addition to these web sites which are tailored to provide instant online reports to specific markets we intend to roll out other domains we own such as www.e-renter.ca targeted to Canadian tenant screening and www.e-renter.net targeted to online property rental and advertising.  On December 15th www.CriminalData.com was successfully launched and has begun generating sales.  We will launch one site per month over the next year.

Sales Strategy

As stated in our objectives and marketing plan, we intend to activate a minimum of 1,000 online accounts over the next year.  In addition to the passive methods mentioned in the marketing summary we intend to recruit and deploy sales representatives in key areas.  Based primarily on population we will engage sales representatives in the following areas:

Los Angeles (4)

San Francisco

Houston

Dallas

Miami

Boston

New York (4)

Seattle

Phoenix

Sales representatives will operate out of their homes and will be provided with basic laptops.  The laptops will be used to make sales presentations, receive weekly prospect lists (sorted geographically), and to submit weekly call reports.  Sales representatives will receive a monthly draw against commissions of $1,600 against a commission of 25% of gross sales for accounts they activate.  The representatives will also receive a car allowance of $400 per month and a cell phone allowance of $100 per month.  The phone numbers will be owned by E-Renter so that continuity with the customers will be maintained in the event that a sales representative is terminated or resigns.

The sales representatives will be engaged over a period of five to six months and added by state. For example sales representatives for California, Texas, and New York would be added in the same months so that marketing materials can be tailored for each state and adequate attention can be given to the sales representatives.

Each sales representative will be home based and will be provided with complete online resources to download forms, prospect lists etc.  Our intention is to leverage available technology to maintain low operating costs and to minimize the net cost of acquiring each new account.  It is estimated that each representative will be able to generate monthly sales of $20, 000 to $30,000 within a six month period.

Competition and Buying Patterns

Due to the regulatory nature of this business there are significant barriers to entry.  This has the effect of limiting the number of new entrants into the marketplace.  The common denominator among competitors is the need to purchase credit reports from one of the three credit bureaus which are Equifax, Experian and TransUnion.  These three bureaus are the only real suppliers of consumer credit information in the country.  The only significant suppliers of commercial credit reports are Dun & Bradstreet or Experian Business.

Firms engaged in supplying consumer credit reports may also sell additional data such as: criminal, unlawful detainer (evictions), driving records, and other miscellaneous reports.  Typically a bundle of services are offered to a specific segment.  It is important to note that clients may have the option of purchasing directly from one of the three credit bureaus but this is traditionally at a higher price and they are only able to purchase credit reports and must purchase the other products (i.e. criminal and evictions from a separate source.

There are a limited number of competitors in this field.  The majority are smaller regional players and there are fewer than five large firms.  Dun & Bradstreet lists 68 companies involved in tenant screening (SIC 73899967) and 273 firms involved in credit investigation (73239904).  The competition in employee screening is significantly greater as InfoUSA lists 923 firms engaged as Employment Screening Services (8748-61).

Strategy and Implementation Summary

Emphasize a complete solution

We will differentiate ourselves with service by offering a complete bundle of online reports and services targeted to the markets we serve.  By focusing on the small to medium sized client we will present them with a "package" that they would typically need to purchase from multiple suppliers.

Build a relationship-oriented business

Build long-term relationships with customers and when possible deliver a "personal touch".  Field sales reps in key urban areas are the cornerstone of this strategy.

Focus on target markets
We need to focus our offerings on specific market segments and when possible focus on the sub-segments with specific offerings tailored and packaged for each group.  For example, employee screening marketing material for the trucking industry should be tailored to that group and be as specific as possible.  Each target market we approach needs to feel that we are "specific" to their needs. A "one size fits all" approach won't work for us.

Due Diligence

Perspective clients applying for online access are thoroughly vetted. Applicants first fill out an application form which can be downloaded at www.e-renter.com/apply.  The application forms include a checklist of required documents including articles of incorporation as well as copies of their lease and utility bills.  Once an application is received with all documents we verify that the applicant is in good standing with the Secretary of State and that their phone number is publicly listed as stated on their application.  We also ask for samples of rental or employee applications to ensure that they are FCRA compliant and are obtaining the required consent from tenants or employees.  A bank reference is also verified.  The final step before approving their account is a physical inspection.  E-Renter USA has contracted a third party firm which is approved by all three credit bureaus to do the onsite inspections.

Competitive Edge

Our services are positioned to provide our customers with a complete solution to minimizing risk while helping them grow their business.  A business owner will feel more confident        extending credit if he knows the client has a track record of paying their bills on time.  The same business owner will also minimize risk by properly screening employees (or tenants) to weed out criminals and potentially avoid costly and potentially fatal litigation.

Our pricing strategy is aggressive with a set up fee of only $65.00 which is waived for larger accounts.  We do not charge our clients monthly or annual fees and there is no minimum billing.  If a client does not use their account for a period of time there is no incentive for them to close the account so we have never had a client close their account.

Description of property

E-Renter USA maintains an office at 435 Martin Street, Suite 3140, Blaine, WA 98230 (360) 332-0078. admin@e-renter.com

Certain relationships and related transactions

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•

Any of our directors or officers;

•

Any person proposed as a nominee for election as a director;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

•

Any of our promoters;

•

Any relative or spouse of any of the foregoing persons who has the same house address as such person.

As of January 19, 2000, E-Renter USA, Inc. issued 500,000 shares of common stock to Inge Kerster in consideration of her time and efforts and expense in forming the corporation and maintaining it in good standing. These shares were forward split on a 5 – 1 basis on November 6, 2004.

On November 22, 2004 E-Renter USA, Inc. (formerly Haida Gwai, Inc.) entered into an agreement with Guy Seeklus and Brenda Menkis, sole shareholders of E-Renter USA Ltd. to acquire all of the issued and outstanding shares of E-Renter USA Ltd. for 4,000,000 shares of our common stock.  This transaction resulted in a complete change of control to Mr. Seeklus and Ms. Menkis (husband and wife).

Famlico Investments, Inc. a wholly owned company of the five adult children and stepchildren of Ms. Kerster, subscribed for 198,000 shares of our common stock at a price of $0.10 per share on December 2, 2004.  Both Inge Kerster and the five stockholders in Famlico Investments, Inc. disclaim any beneficial ownership.

There are no contracts or affiliations with any third parties at this time.

Market for common equity and related stockholder matters

E-Renter USA is a development stage company that is still in the beginning stages of implementing its business plan. There are currently eight shareholders of record.  No market currently exists for the common stock.  Upon completion of all or part of the offering of common shares contained in this registration statement, it is the intention of E-Renter USA to apply for a trading symbol and a listing to have its shares quoted on the Over-the-Counter Bulletin Board.  There can be no assurance that any part of this offering will be subscribed to and if all or part of the offering is subscribed to, that the request of E-Renter USA to have the price of its stock quoted on the Over-the-Counter Bulletin Board will be granted.  You should take all of the above facts into consideration before making a decision to purchase any amount of E-Renter USA stock.

Financial Statements

Financial Statements for the year ended June 30, 2004 and through the four month period ended December 31, 2004 follow:

E-Renter USA, Inc.

FINANCIAL STATEMENTS

December 31, 2004

Table of Contents

Report of Independent Registered Public Accounting Firm	F – 2

Balance Sheet	F – 3

Statement of Operations	F – 4

Statement of Changes in Shareholders’ Deficiency	F – 5

Statement of Cash Flows	F – 6

Notes to Financial Statements	F – 7 -11

E-RENTER USA, INC. (f/k/a HAIDA GWAI, INC.)
CONSOLIDATED BALANCE SHEET

	December 31,	June 30,
	2004	2004
	(Unaudited)
ASSETS

Current Assets:
Cash	26,184	1,932
Accounts receivable, net	373	236

Total Current Assets	26,557	2,168

Furniture and Equipment, net	1,830	961

Total Assets	$ 28,387	$ 3,129

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities:
Accrued expenses	$ 4,900	$ 5,000
Loan from shareholder	4,080	4,691

Total Current Liabilities	8,980	9,691

Shareholder's Equity (Deficiency:)
Preferred stock, $.001 par value; 10,000,000 shares
authorized, zero issued and outstanding	-	-
Common stock, $.001 par value; 100,000,000 shares
authorized, 6,748,000 shares issued and outstanding	6,748	100
Additional paid-in capital	22,652	-
Accumulated deficit	(9,993)	(6,662)

Total Shareholder's Equity (Deficiency)	19,407	(6,562)

Total Liabilities and Shareholder's Equity (Deficiency)	$ 28,387	$ 3,129

E-RENTER USA, INC. (f/k/a HAIDA GWAI, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended December 31,		Period from July 22, 2003 (inception) to June 30, 2004
	2004	2003
	(Unaudited)	(Unaudited)

NET SALES	$ 73,322	$ 5,309	23,156

Cost of goods sold	7,800	451	2,118

GROSS PROFIT	65,522	4,858	21,038

Operating Expenses
Selling expenses	15,686	615	2,553
General and administrative expenses	53,167	7,252	25,147

Total operating expenses	68,853	7,867	27,700

INCOME BEFORE PROVISION FOR INCOME TAXES	(3,331)	(3,009)	(6,662)

Provision for income taxes	-	-	-

Net loss	$ (3,331)	$ (3,009)	$ (6,662)

Net loss per share - basic and diluted
	$ (0.00)	$ (0.01)	$ (0.01)
Weighted Average number of shares outstanding -
basic and diluted	2,014,507	500,100	500,100

E-RENTER USA, INC. (f/k/a HAIDA GWAI, INC.)
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)

	Preferred Stock		Common Stock
	10,000,000 shares authorized		100,000,000 shares authorized		Additional
	Number of	Par Value	Number of	Par Value	Paid-in	Accumulated
	Shares	$.001 per share	Shares	$.001 per share	Capital	Deficit	Total

E-RENTER USA, LTD.

Balance at July 22, 2003 (inception)	-	-	-	$ -	$ -	$ -	$ -

Common stock issued to founder	-	-	100	-	100	-	-

Net loss	-	-	-	-	-	(6,662)	(6,662)

Balane at June 30, 2004	-	-	100	-	100	(6,662)	(6,562)

Unaudited

100 common shares exchanged
with E-Renter USA, Inc. on November 22, 2004

E-RENTER USA, INC.

Common shares issued for services	-	-	500,000	500	-	-	500

Common shares issued at $.50 per share	-	-	10,000	10	4,990	-	5,000

Five-for-one forward split of common shares	-	-	2,039,900	2,040	(2,040)	-	-

Common shares issued at par value	-	-	4,000,000	4,000	-	-	4,000

Common shares issued at $.10 per share	-	-	198,000	198	19,602	-	19,800

Net loss	-	-	-	-	-	(3,331)	(3,331)

Balance at December 31, 2004	-	$ -	6,748,000	$ 6,748	$ 22,652	$ (9,993)	$ 19,407

E-RENTER USA, INC. (f/k/a HAIDA GWAI, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended December 31,		Period from July 22, 2003 (inception) to June 30, 2004
	2004	2003
	(Unaudited)	(Unaudited)

Cash Flows From Operating Activities:
Net loss	$ (3,331)	$ (3,009)	$ (6,662)
Adjustments to reconcile net income to net
cash provided by (used in) operating activities:
Depreciation and amortization	277	46	191
Common stock issued for services	500	-	-
Changes in current assets and current
liabilities
Accounts receivable	(137)	-	(236)
Accounts payable	(100)	-	5,000

Net Cash Provided by (Used in) Operating Activities	(2,791)	(2,963)	(1,707)

Cash Flows from Investing Activities:
Purchase of equipment	(1,146)	(836)	(1,152)

Net Cash Used in Investing Activities	(1,146)	(836)	(1,152)

Cash Flows from Financing Activities:
Proceeds from shareholder loan	-	4,260	5,000
Repayment of shareholder Loan	(611)	-	(309)
Issuance of common stock	28,800	100	100

Net cash provided by Financing Activities	28,189	4,360	4,791

Net Increase in Cash	24,252	561	1,932

Cash and Cash Equivalents - Beginning of period	$ 1,932	$ -	-

Cash and Cash Equivalents - End of period	$ 26,184	$ 561	$ 1,932

Supplemental Disclosures

Cash paid for interest	$ -	$ -	$ -
Cash paid for taxes	$ -	$ -	$ -
Non-Cash investing and financing activities

Common stock issued for services	$ 500.00	-	-

E-RENTER USA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 1 – DESCRIPTION OF ORGANIZATION

Organization and description of business

E-Renter USA, Inc. (the “Company”) was incorporated on July 22, 2003 under the laws of the State of Washington to provide employee and tenant screening and background services. The Company mainly specializes in tenant screening, including: credit reports, evictions, criminal convictions, bankruptcy reports, driving records, and property records.

In November 2004, E-Renter USA, Ltd. became the wholly owned subsidiary of E-Renter USA, Inc. in connection with a stock purchase and share exchange agreement.  Accordingly, this transaction effectively resulted in a capital transaction, in substance, and is identical to a reverse acquisition except that no goodwill or other intangible asset was recorded for accounting purposes with E-Renter USA, Ltd. as the accounting acquirer.  The consolidated financial statements presented for periods preceding the merger are those of the accounting acquirer.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Going Concern:

The Company’s independent accountants are including a “going concern” paragraph in their accountants’ report accompanying these financial statements that cautions the users of the Company’s financial statements that these statements do not include any adjustments that might result from the outcome of this uncertainty.  Furthermore, the “going concern” paragraph states that the Company’s ability to continue is also dependent on its ability to, among other things, obtain debt and equity financing, identify customers, secure vendors and suppliers, and establish an infrastructure for its operations.

Even though the Company has commenced planned principal operations and generated revenues from prospective customers it has not secured the funding necessary to meet its current working capital needs, management believes that, despite the extent of the financial requirements and funding uncertainties going forward, it has a business plan under development that, if successfully funded and executed as an integral part of a financial structuring, the Company can overcome the concerns of the independent accountants within the next twelve months.  Management continues to actively seek various sources and methods of short and long-term financing and support; however, there can be no assurances that some or all of the necessary financing can be obtained.  Management continues to explore alternatives that include seeking strategic investors, lenders and/or technology partners and pursuing other transactions that, if consummated, might ultimately result in the dilution of the interest of the current shareholders.

Because of the nature and extent of the uncertainties, many of which are outside the control of the Company, there can be no assurances that the Company will be able to ultimately consummate planned principal operations or secure the necessary financing.

Principles of Consolidation

The consolidated financial statements include the accounts of E-Renter USA, Inc. and its wholly-owned subsidiary, E-Renter USA, Ltd.  All intercompany accounts and transactions have been eliminated.

Interim Financial Statements

The interim financial statements presented herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations.  The interim financial statements should be read in conjunction with the Company's annual financial statements, notes and accounting policies.  In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of financial position as of December 31, 2004 and the related operating results and cash flows for the interim period presented have been made.  The results of operations, for the period presented are not necessarily indicative of the results to be expected for the year.

Use of Estimates

Use of estimates and assumptions by management is required in the preparation of financial statements in conformity with generally accepted accounting principles.  Actual results could differ from those estimates and assumptions.

Earnings Per Share

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

Cash

The Company considers all highly liquid debt securities purchased with original or remaining maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

Revenue Recognition

The Company has adopted and follows the guidance provided in the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 104, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities.  Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Loss Per Share

The Company computed basic and diluted loss per share amounts for June 30, 2004 pursuant to the Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.”  There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.  As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price.  Such compensation amounts are amortized over the respective vesting periods of the option grant.  The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,’ which allows entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 has been applied.

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.  Under this method, the Company records an expense equal to the fair value of the options or warrants issued.  The fair value is computed using an options pricing model.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

Recent Accounting Pronouncements

Other-Than-Temporary Impairment of Investments

In March 2004, the EITF of the FASB reached a consensus on Issue No. 03-01, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“EITF 03-01”). EITF 03-01 addresses the meaning of other-than-temporary impairment and its application to debt and equity securities within the scope of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”) and equity securities that are not subject to the scope of SFAS 115 and not accounted for under the equity method of accounting.  As of December 31, 2004, the Company determined that EITF 03-01 had no impact on its consolidated financial statements.

Contingently Convertible Instruments

In September 2004, the EITF reached a consensus on Issue No. 04-08, “The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share” (“EITF 04-08”), which is effective for reporting periods ending after December 15, 2004. EITF 04-08 requires companies to include shares issuable under convertible instruments in diluted earnings per share computations (if dilutive) regardless of whether the market price trigger (or other contingent feature) has been met. In addition, prior period earnings per share amounts presented for comparative purposes must be restated. In April 2004, the Company issued contingent convertible notes. In accordance with EITF 04-08, there will be no impact on future diluted earnings per share related to these notes until the Company’s average Ordinary Share price exceeds the conversion price of $58.24 even though the market price trigger of 120% of the conversion price, or $69.89, has not been met. In that situation, the Company would reflect the additional Ordinary Shares in the calculation of diluted earnings per share using the treasury share method.  EITF 04-08 did not impact earnings per share in 2004.

Share-Based Payment

In December 2004, the FASB issued a revision of SFAS 123 (“SFAS 123(R)”) that will require compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective as of the first interim period beginning after June 15, 2005.  Based on the number of shares and awards outstanding as of December 31, 2004 (and without giving effect to any awards which may be granted in 2005), we expect that the adoption of SFAS 123(R) will have no material impact to the financial statements.

 In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 151, "Inventory Costs."  The new statement amends Accounting Research Bulletin (“APB”) No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material.  This statement requires that those items be recognized as current-period charges and requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities.  This statement is effective for fiscal years beginning after June 15, 2005. The Company does not expect adoption of this statement to have a material impact on its financial condition or results of operations.

NOTE 3 – NOTE PAYABLE TO RELATED PARTY

During 2004, the Company issued a note payable in the amount of $5,000 to an officer and director, who is also a shareholder of the Company.  These funds were used for working capital.  The note bears no interest and is due payable upon demand.  As of December 31, 2004 the principal balance was $4,080.

NOTE 4 – SHAREHOLDERS’ EQUITY

On July 31, 2003 the Company issued 100 shares of common stock at par value to the founder of the Company.

NOTE 5 – INCOME TAXES

There was no income tax expense for the period July 22, 2003 (inception) through June 30, 2004 due to the Company’s net loss.

The Company’s tax expense (benefit) differs from the “expected” tax expense (benefit) for the years ended June 30, 2004 (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

July 22, 2003 (inception) Through June 30, 2004
Computed “expected” tax expense (benefit)	$	( - )
Benefit of operating loss carryforwards		-
$-

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at June 30, 2004 are as follows:

Deferred tax assets:	2004
Current deferred tax assets	$-
Net operating loss carryforward	2,500
Total gross deferred tax assets	2,500
Less valuation allowance	(2,500)
Net deferred tax assets	$-

The Company has a net operating loss carryforward of $6,662 available to offset future taxable income.

Interest of Named Experts and Counsel

Our financial statements for the year ended June 30, 2004 and the interim statements for the period ending December 31, 2004 (prepared by management) contained in this prospectus have been audited and reviewed by Jewett, Schwartz & Associates, registered independent Certified Public Accountants, to the extent set forth in their report, and are set forth in this prospectus in reliance upon such report given upon their authority as experts in auditing and accounting. Jewett, Schwartz & Associates does not own any interest in us.

The validity of the common stock offered hereby will be passed upon for us by our independent legal counsel, Joseph I. Emas, Esq., 1224 Washington Avenue, Miami Beach, Florida.

Management’s Discussion and Analysis or Plan of Operation

Growth  of our business has been steady and we have reached the stage where sales have dictated the need for one full-time employee presently and the need for an additional employee, initially part-time, in the very near future.  In order to more easily track this progress we submit the following milestones:

•

July 2003 – our wholly owned subsidiary was incorporated in the State of Washington.  At that time our first website was being designed and  relationships with major credit reporting agencies were initiated.  Sales, without any promotion whatsoever, began to dribble in.  The need for additional financing became evident and management determined that rapid, sustained growth could only be achieved by seeking outside capital.

•

November 2004-E-Renter USA, Inc. (formerly Haida Gwai, Inc.) a Colorado corporation acquired 100% of the issued and outstanding shares of E-Renter USA, Ltd. in an exchange of shares.  Sales had increased to the point where revenues exceeded expenses and limited on-line promotion was begun.

•

January 2005 sales – $9,866; February – $11,116; our first employee was hired; March – $20,522.  Management has confirmed that although continued growth could be self financed through cash flow, growth would necessarily be slow and the need for additional financing become more evident.

•

A new service and website was developed www.criminaldata.com In today’s business climate background checks on potential employees has become more and more important. Employers will have rapid, accurate background information on potential employees at a very reasonable cost in a matter of minutes. We believe this service has the potential to be much larger than the tenant checks currently available.  Promotion and sales of this product will begin if and when funds are available.

In general terms our sales/costs analysis is as follows:

Cost of reports – approximately 30% of sales price.  Gross profit – 70%.

Less: online advertising and promotion -15%

         office rent, salaries and benefits* - 25%

Net profit before taxes

     30%.

* These expenses will increase, though not necessarily in a straight line as sales grow, more employees are hired, more space is required and more computer and office equipment is needed.

Changes in and disagreements with accountants on accounting and financial disclosures

There have been no changes in and/or disagreements with Jewett Schwartz & Associates on accounting and financial disclosure matters.

Available Information

Currently, we are not required to deliver our annual report to security holders.  However, we will voluntarily send an annual report, including audited financial statements, to any shareholder that requests it. We are filing this registration statement on form SB-2 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits.  Statements made in this registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please

call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date shown on the cover page.

Prospectus

E-RENTER USA

1,248,000 Shares of Common Stock

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there have been no changes in the affairs of the company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

This Prospectus covers the proposed offer and sale of up to 1,000,000 shares of common stock of E-Renter USA, Inc. by the Company (consisting of a minimum of three hundred thousand shares ($75,000) and a maximum of one million shares ($250,000) at $0.25 per Share).  There is a minimum subscription of $75,000. The offering by E-Renter USA, Inc. will be open for a period of one hundred and eighty days from the date of this prospectus.  The common stock will be sold through the officers and directors of the Company on a best efforts basis.

The selling shareholders named in this prospectus are offering 248,000 shares of common stock at a fixed stated price of $0.25 until quoted on the OTC Bulletin Board, if ever, and thereafter at the Bulletin Board price. The Company will be offering its shares of common stock to potential

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition the dealer’s obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

______________, 2005

PART II – Information not required in prospectus

Item 24.   Indemnification of directors and officers.

Pursuant to Colorado law, a corporation may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the corporation, against such person's costs and expenses incurred in connection with such action so long as he/she has acted in good faith and in a manner which he/she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful.  Colorado law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

The bylaws of E-Renter USA, Inc. filed as Exhibit 3.2, provide that E-Renter USA, Inc. will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of E-Renter USA, absent a finding of negligence or misconduct in office.  The Bylaws also permit E-Renter USA to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not E-Renter USA has the power to indemnify such person against liability for any of those acts.

Item 25.   Other expenses of issuance and distribution.

Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows:

SEC Registration Fee 60.00
Legal and consulting fees $15,000.00
Accounting 7,500.00
Registration fees 50.00
(Edgar filing and Printing) 2,000.00

TOTAL $24,610.00

To date E-Renter USA has spent a total of $ 9,000 for and legal and accounting fees and registration and filing fees related to this offering.

Item 26.   Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of E-Renter USA, Inc. securities without registration since its formation.  No such sales involved the use of an underwriter, no advertising or public solicitation were involved, the securities bear a restrictive legend and no commissions were paid in connection with the sale of any securities.

On January 19, 2000, E-Renter USA (formerly Haida Gwai, Inc.) issued 500,000 shares of common stock to Inge Kerster as founder’s shares in return for the time, effort and expenditures to organize and form the corporation.

On August 31, 2004 E-Renter USA, Inc. issued 2000 shares of common stock at a price of $0.50 per share to each of five individuals, Edward Duncan, Robert McKenzie, Paul T. McKenzie, Nancy Travis and Michael Travis. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933 and in reliance upon Regulation S.  These securities bear restrictive legends.

On November 6, 2004 E-Renter USA, Inc. forward split all of its issued and outstanding shares on a 5 – 1 basis bringing the total of issued and outstanding stock to 2,550,000 shares.

On November 22, 2004 we issued 2,000,000 shares of our common stock to both Guy Seeklus and Brenda Menkis (4,000,000 total shares), in exchange for 100% of the issued and outstanding stock of E-Renter USA Ltd., a Washington corporation. These shares bear a restrictive legend.

On November 22, 2004 we issued 198,000 common shares to Famlico Investments, Inc. an Alberta, Canada corporation at a price of $0.10 per share. These securities bear a restrictive legend.

On January 15, 2005, Inge Kerster surrendered 1,500,000 of her 2,500,000 common shares for cancellation resulting 5,248,000 common shares issued and outstanding.

Item 27.   Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit

Number Description
3.1 Restated Articles of Incorporation
3.2 Bylaws
3.3 Certificate of Name Change
5.1 Opinion re: Legality
10.1 Share Exchange Agreement
10.2 Articles of Share Exchange
10.3 Escrow Agreement
10.4 Form of Subscription Agreement
23.1 Consent of Independent Auditors
23.2 Consent of Counsel (See Exhibit 5.1)

Item 28.   Undertakings

The undersigned registrant hereby undertakes:

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(2) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(3) To reflect in the prospectus any facts or events arising after the effective date of the

Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(4) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement

(i) That, for the purpose of determining any liability under the Securities Act of

1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(ii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Interests of Named Experts and Counsel

The validity of the common stock offered hereby will be passed upon for us by our independent legal counsel, Joseph I. Emas, Esq., 1224 Washington Avenue, Miami Beach, Florida.

Our financial statements included in this prospectus have been audited by Jewett Schwartz & Associates, our independent public accountant, as stated in the auditors report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Blaine, State of Washington.

February ___, 2005

(Registrant)    E-Renter USA, Inc.

By: /S/ Guy Seeklus

      Guy Seeklus, President and Chief Executive Officer

By: /S/ Brenda Menkis

      Brenda Menkis, Secretary/Treasurer and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signatures	Title	Date
/s/ Guy Seeklus Guy Seeklus	President, Chief Executive Officer, Chairman of the Board	April 18, 2005

/s/ Brenda Menkis Brenda Menkis	Chief Financial Officer	April 18, 2005

Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints_________________, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

_______, 2005.

/s/ Guy Seeklus

    Guy Seelklus, Director, President and Chief Executive Officer

/s/ Brenda Menkis

     Brenda Menkis, Director, Secretary/Treasurer and Chief Financial Officer